Exhibit 10.1

REVENUE SHARE AGREEMENT

THIS REVENUE SHARE AGREEMENT (this “Agreement”) is made and entered into as of                        2022 (the “Effective Date”), by and between NextPlay Technologies, Inc. (fka Monaker Group, Inc.), a Nevada corporation (the “Company”) and Go Game Pte Ltd, a Singapore private limited company (“Go Game”).

WITNESSETH:

WHEREAS, the Company, Go Game and David Ng, an individual (“Ng”), are concurrently with this Agreement entering into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company is acquiring substantially all of the assets of the Go Game. The Company and Go Game are sometimes collectively referred to herein as the “Parties” and individually as a “Party.” Capitalized terms used and not otherwise defined herein have the meanings set forth in the Purchase Agreement. Included in the Purchased Assets is the “Go Play Platform” which is a unified platform that integrates free-to-play games, an eCommerce store for games, and video content about games, and offers tournaments, competition and real world rewards for users, among other features (the “Go Play Platform”).

WHEREAS, following the Closing, the Company intends to integrate its “HotPlay” platform (the “HotPlay Platform”) into the Go Play Platform.

WHEREAS, prior to the Closing, Go Game was engaged in discussions with potential customers of the Go Play Platform, the Company desires that Go Game refer such potential customers and any other potential Customers to the Company.

WHEREAS, as contemplated in the Purchase Agreement, as a condition to the Closing, the Parties are entering into this Agreement regarding the referral of potential customers of the Go Play Platform by Go Game to the Company, and the sharing of revenues realized by the Company from such referrals.

NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties mutually agree as follows:

Article 1
REVENUE SHARE

1.1 Certain Definitions. As used herein, the following terms shall have the meanings specified in this Section 1.1:

(a) “Confidential Information” means any confidential information of the Company relating to any designs, know- how, inventions, technical data, ideas, uses, processes, methods, formulae, compositions, compounds, research and development activities, work in process, or any scientific, engineering, manufacturing, marketing, business plan, financial or personnel matter relating to the Company, or the Company’s present or future products or services (including, without limitation, the Go Play Platform), sales, suppliers, customers, employees, investors or business, whether in oral, written, graphic or electronic form.

(b) “Customer” means any entity or individual that has purchased a Go Play Platform product or service after a direct referral by Go Game to the Company under this Agreement during the Term, provided that such Customer is not an Existing Customer.

(c) “Existing Customer” means a person or entity that is an existing customer or user of the HotPlay Platform.

(d) “Expenses” shall mean (i) any direct costs incurred by, or overhead allocated to, the Company in the marketing, hosting, servicing, support and maintenance of the Go Play Platform, (ii) any discounts, and (iii) any other revenue share, profit share or commissions payable by the Company.

(e) “Gross Sales” shall mean the total dollars actually collected by the Company from Customers in connection with the Go Play Platform.

(f) “Net Revenue” shall mean Gross Sales less any associated Expenses.

(g) “Purpose” means the marketing and solicitation of sales of the Go Play Platform by Go Game to potential Customers.

Article 2

APPOINTMENT; REFERRALS; REVENUE PAYMENTS

2.1 Non-Exclusive Appointment. The Company hereby appoints Go Game, and Go Game accepts such appointment, to act on a non-exclusive basis to refer potential Customers to the Company. Go Game agrees to use commercially reasonable efforts to solicit and refer potential Customers to the Company in accordance with this Agreement.

2.2 Referrals.

(a) Identify and Refer Potential Customers. During the Term, Go Game shall, at its own expense, on a best efforts basis, identify and refer potential Customers to the Company. Go Game understands and agrees that all agreements with Customers with respect to the Go Play Platform will be governed by the Company’s standard agreements and/or other terms and conditions, as the same may be amended from time to time by the Company in its sole discretion.

(b) Referral Process. In the event Go Game has identified a potential Customer, Go Game must deliver or cause the delivery of complete and accurate contact information for such potential Customer (including, at a minimum, business name, contact name, email address and phone number) to the Company. Go Game acknowledges and agrees that the Company has the right in its sole discretion, without notice and without incurring any liability to Go Game: (i) to establish the terms and conditions under which it will offer or sell the Go Play Platform to any prospective Customer; (ii) to refuse to provide the Go Play Platform or terminate provision of the Go Play Platform to any Customer; (iii) to set and change the price charged to Customers for the Go Play Platform.

2.3 Calculation and Payment of Revenue Payments. From and after the Effective Date, the Company shall pay to Go Game fifty percent (50%) of Net Revenue (the “Revenue Share”). Revenue Share payments shall be paid in arrears by the Company to Go Game on a quarterly basis (each, a “Revenue Share Payment”), with the first payment quarter commencing on the date of first successful referral. For the purpose of this clause 2.3, “successful referral” shall occur upon a successful transaction between the Company and Customer contributing to the Gross Sales of the Company.

2.4 Reports. Concurrently with the delivery of a Revenue Share Payment, the Company shall deliver to Go Game documentation of Gross Sales and Expenses supporting the calculation of such Revenue Share Payment. All information delivered pursuant to this Section 2.4 shall be deemed to be Confidential Information and subject to the covenants and restrictions set forth in Section 6.4.

Article 3

LICENSE OF GO PLAY PLATFORM

3.1 Grant of License. Subject to the terms and conditions of this Agreement, from and after the Effective Date, the Company hereby grants to Go Game a perpetual, non-exclusive, non-sublicensable, royalty-free, worldwide license to access and use the Go Play Platform for the Purpose (the “License”).

3.2 Restrictions. Go Game may not transfer, modify, reproduce, copy, re-create, make derivative works from, distribute, publish or otherwise use the Go Play Platform for any purpose other than the Purpose without the Company’s prior express written consent.

3.3 Reservation of Rights. Notwithstanding anything to the contrary contained herein, all rights not specifically granted to Go Game in the License shall be reserved and remain always with the Company.

Article 4
TERM AND TERMINATION

4.1 Term. This Agreement shall take effect on the Effective Date and shall continue in effect until terminated in accordance with this Section 4 (the “Term”).

4.2 Termination.

(a) This Agreement may be terminated by the Company if there has been a material breach by Go Game of (i) this Agreement; or (ii) the Asset Purchase Agreement, which breach, if curable, has not been cured within thirty (30) days after the date of written notice to Go Game by the Company.

(b) Either Party may terminate this Agreement immediately if the other Party becomes insolvent, makes a general assignment for the benefit of creditors, suffers or permits an appointment of a receiver for its business or assets, becomes subject to any proceedings under any bankruptcy or insolvency law, whether domestic or foreign, or is liquidated, voluntarily or otherwise.

4.3 Effect of Termination. Upon the termination of this Agreement, (i) the License shall automatically terminate without any action of the Parties, (ii) Go Game shall promptly cease to represent itself as affiliated with the Company and/or the Go Play Platform and desist from all conduct or representations that might lead the public to believe that Go Game is authorized by the Company to market, promote or solicit sales of the the Go Play Platform, and (iii) the Company’s obligation to pay the Revenue Share Payments to Go Game shall automatically terminate effective as of the date of such termination, provided that the Company shall be obligated to pay any unpaid Revenue Share Payment for Net Revenue earned by the Company through such termination date.

Article 5
CONFIDENTIALITY

5.1 Confidentiality. Go Play acknowledges that it currently possesses, and, in connection with the performance of this Agreement, may come into possession of, Confidential Information relating to the Go Play Platform and that such Confidential Information is the exclusive property of the Company. Go Game shall not in any way disclose, copy, modify, distribute or otherwise transfer the Confidential Information, or any part thereof, to any other person or entity at any time, except as specifically permitted by this Agreement. Go Game has the right to disclose the Confidential Information only to its employees who have a specific need to know in order to perform Go Game’s obligations hereunder, but Go Game shall be responsible for all of its employees’ actions. Go Game shall use the Confidential Information only for the Purpose, and not for any other purpose.

Article 6

MISCELLANEOUS

6.1 Notices. Any notice, request, instruction or other document to be given hereunder by a Party shall be in writing and shall be deemed to have been given (i) when received if given in person or by courier or a courier service, or (ii) on the date of transmission if sent by email (receipt confirmed) on a Business Day during or before the normal business hours of the intended recipient, and, if not so sent on such a day and at such a time, on the following Business Day to the address of such Party set forth opposite its name on the signature page hereto, or to such other individual or address as a Party may designate for itself by notice given to the other Parties as herein provided.

6.2 Equitable Relief. Go Game acknowledges that, in the event of any breach or threatened breach of this Agreement by Go Game, the Company would be immediately and irreparably harmed by such breach and may not be made whole by monetary damages, and accordingly agrees that, with respect to any such breach or threatened breach: (i) Go Game shall waive, in any action for equitable relief (including specific performance, injunctive relief and any other equitable remedy), the defense of adequate remedy at law, and (ii) the Company shall be entitled to, in addition and supplementary to other rights and remedies existing in its favor, equitable relief (including the compelling of specific performance of this Agreement, injunctive relief and any other equitable remedy) from any court of competent jurisdiction, with no obligation to prove actual damages or post any bond or other security in connection therewith.

6.3 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the Parties with respect to the transactions contemplated hereby and supersedes and replaces any and all prior agreements, arrangements and understandings, written or oral, between the Parties relating to the subject matter hereof.

6.4 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors and permitted assigns. This Agreement is personal to Go Game, and none of the Go Game’s rights and duties hereunder shall be assignable or delegable by Go Game without the prior written consent of Company. Any purported assignment of rights or delegation of performance obligations in violation of this Section 6.4 is void.

6.5 Amendment. This Agreement may be amended, modified or supplemented only in a writing signed by the Company and Go Game.

6.6 Waivers. The failure of the Company at any time or times to require performance of any provision hereof shall in no manner affect either Party’s right at a later time to enforce the same. No Party may waive any other Party’s rights under this Agreement. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

6.7 No Strict Construction; Captions; Interpretation. Notwithstanding the fact that this Agreement has been drafted or prepared by one of the Parties, each of the Company and Go Game confirm that they and their respective counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the Parties and the language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Person. In the event an ambiguity or question of intent or interpretation arises with respect to this Agreement, the terms and provisions of the execution version of this Agreement shall control and prior drafts of this Agreement shall not be considered or analyzed for any purpose (including in support of parol evidence proffered by any Person in connection with this Agreement). The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no such caption had been used in this Agreement. The use of the word “including” herein shall mean “including without limitation.” Any reference to the masculine, feminine or neuter gender shall be deemed to include any gender or all three as appropriate. Each of the Parties acknowledges and agrees that this Agreement does not, and is not intended to, create a partnership, joint venture or any similar relationship between such Parties or any of their respective Affiliates and further acknowledges and agrees that this Agreement does not create any type of fiduciary relationship, obligation or duty between them or any of their respective Affiliates.

6.8 Counterparts. This Agreement may be executed and delivered (including by email transmission of a portable document format (PDF) files) in one or more counterparts, and by the Parties in separate counterparts, each of which when executed shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.9 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal Laws of the State of Florida without reference to its choice of law rules.

6.10 Jurisdiction. Each Party hereby irrevocably consents and agrees that any Legal Dispute shall be brought only to the exclusive jurisdiction of the courts of the State of Florida or the federal courts located in Sunrise, Florida.

6.11 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE SELLER ANCILLARY AGREEMENTS OR THE PURCHASER ANCILLARY AGREEMENTS OR ANY OTHER TRANSACTION AGREEMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

6.12 Effectiveness; Termination. This Agreement shall be effective upon execution hereof by the Parties.

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IN WITNESS WHEREOF, each of the parties has caused this Revenue Share Agreement to be executed in the manner appropriate to each, as of the date first above written.

COMPANY:

NextPlay Technologies, Inc. (fka Monaker Group, Inc.),
a Nevada corporation

By:
Name:
Its:

GO GAME:

Go Game Pte Ltd,
a Singapore private limited company

By:
Name:
Title:

Signature Page to Revenue Share Agreement